BIERWOLF, NILSON & ASSOCIATES

Certified Public Accountants

1453 South Major Street

Salt Lake City, Utah 84115

Consent of Bierwolf, Nilson & Associates

Independent Auditors

We have issued our report dated April 4, 2001, on the financial statements of SPM Group, Inc., for the year ended December 31, 2000, and hereby consent to the incorporation by reference to such report in a Registration Statement on Form S-8. We also hereby consent to the reference to this firm under "Experts" in this Registration Statement.

Salt Lake City, Utah /s/ Bierwolf, Nison & Associates

November 21, 2001 Bierwolf, Nilson & Associates